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[Letterhead of Vorys, Sater, Seymour and Pease LLP]

Exhibit 5.1

March 26, 2003

AirNet Systems, Inc.
3939 International Gateway
Columbus, OH 43219

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to AirNet Systems, Inc., an Ohio corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on February 7, 2003 and Pre-Effective Amendment No. 1 thereto being filed with the Commission on the date hereof (collectively, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 990,000 common shares, $0.01 par value (the "Shares"), of the Company. The Shares are to be offered and sold by certain selling shareholders of the Company.

        In reaching the opinions set forth herein, we have examined and are familiar with the originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instructions as we have deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement; (ii) the Amended Articles of the Company, as amended; (iii) the Code of Regulations of the Company, as amended; (iv)(a) the Stock Purchase Agreement, dated as of December 23, 2002, between Gerald G. Mercer and MidSouth Investor Fund, L.P., (b) the Stock Purchase Agreement, dated as of December 26, 2002, between Gerald G. Mercer and Gryphon Master Fund, L.P., (c) the Stock Purchase Agreement, dated as of December 26, 2002, between Gerald G. Mercer and BFS US Special Opportunities Trust PLC, (d) the Stock Purchase Agreement, dated as of December 26, 2002, between Gerald G. Mercer and SBL Fund, Series V, (e) the Stock Purchase Agreement, dated as of December 26, 2002, between Gerald G. Mercer and Security Equity Fund, Mid Cap Value Series, (f) the Stock Purchase Agreement, dated as of December 26, 2002, between Gerald G. Mercer and Renaissance US Growth Investment Trust PLC and (g) the Stock Purchase Agreement, dated as of December 26, 2002, between Gerald G. Mercer and Renaissance Capital Growth & Income Fund III, Inc., in each case with the Company as a party for purposes of the registration rights provisions contained in Section 7 of the Stock Purchase Agreement and Exhibit III attached thereto; (v)(a) the Stock Purchase Agreement, dated as of January 9, 2003, between Spring Hill Camps and Bonanza Master Fund, Ltd., (b) the Stock Purchase Agreement, dated as of January 9, 2003, between Spring Hill Camps and Heartland Value Fund and (c) the Stock Purchase Agreement, dated as of January 9, 2003, between Spring Hill Camps and Gryphon Master Fund, L.P., in each case with the Company as a party for purposes of the registration rights provisions contained in Section 7 of the Stock Purchase Agreement and Exhibit III attached thereto; and (vi) certain resolutions adopted by the Board of Directors of the Company.

        In our examinations and in reaching the opinions set forth below, we have assumed, without independent investigation or examination, that (i) all information contained in all documents reviewed by us is true, correct and complete, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and such originals are authentic and (v) all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. As to the facts material to our opinion expressed herein, which were not independently established or verified, we have relied upon oral or written statements of officers and other representatives of the Company.

        Based on the foregoing, and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

        Russell M. Gertmenian, a member of our firm, serves on the Board of Directors of the Company.

        We are members of the Bar of the State of Ohio and do not purport to have expertise in the laws of any jurisdiction other than the laws of the State of Ohio and the laws of the United States of America. Accordingly, our opinions are limited to the laws of the State of Ohio and the laws of the United States of America. We express no opinion as to the application of the securities or blue sky laws of the several states to the offer or sale of the Shares. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

        This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

        This opinion letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to us under the caption "Legal Matters" in the Registration Statement and in the Prospectus included in the Registration Statement as having passed on the validity of the Shares of the Company. In giving this consent, however, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ VORYS, SATER, SEYMOUR AND PEASE LLP
VORYS, SATER, SEYMOUR AND PEASE LLP

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  Exhibit 5.1